SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                   May 5, 2004

                                NOXSO CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Virginia
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)

            000-17454                                     54-1118334
    ------------------------                  ---------------------------------
    (Commission file number)                  (IRS employer identification no.)

           1065 South 500 West, Bountiful, Utah               84010
         ----------------------------------------           ----------
         (Address of principal executive offices)           (Zip code)


                                 (801) 296-6976
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                   This document contains a total of 11 pages.

Item 5.  Other Information

         On May 5, 2004, the Company entered into a Security Purchase Agreement with sole owners of Grupo Industrial Potro S.A. DE C.V. ("Grupo"), domiciled in Puebla, Mexico. The agreement is effective as of April 29, 2004. Under the terms of the agreement, the Company acquired all of the outstanding equity securities of Grupo in consideration for promissory notes in the aggregate principal amount of $100,000 and 350,000 shares of the Company's restricted common stock. As a result, Grupo will become a wholly owned subsidiary of the Company. The Company plans to use Grupo to assist it in developing its constructions systems, project development and and the products business in Mexico.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         a.       Financial Statements of Businesses Acquired

                  Not applicable.

         b.       Pro Forma Financial Information

                  Not applicable.

         c.       Exhibits

                  Number                 Description

                  10.1     Securities Purchase Agreement, effective
                           April 29, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NOXSO CORPORATION




Date: May 6, 2004                          By  /s/ Richard J. Anderson
                                              ----------------------------
                                              Richard Anderson
                                              President and Director

                                       3